ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA
                                                  CODE OF ETHICS
                                             Effective January 1, 2002

                                                   INTRODUCTION

This Code of Ethics (the "Code") is based on the principle that you, as an officer or employee of Allianz Dresdner Asset Management of America L.P. ("ADAM") and its divisions or its subsidiaries, including Cadence Capital Management, NFJ Investment Group, PIMCO Equity Advisors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, OCC Distributors LLC, Allianz Hedge Fund Partners L.P., PIMCO Allianz Advisors LLC, Allianz Private Client Services LLC, PIMCO CD Distributors LLC, and PIMCO Funds Advisors LLC, (collectively, ADAM or ADAM Advisors), owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and other clients (together with the Funds, the Advisory Clients) for which ADAM serves as an adviser or subadviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients. If you are covered by another code in the ADAM Advisors or Allianz group of companies, this Code shall not apply to you.

         At all times, you must:

1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that Security. Likewise, in connection with your regular functions and duties, you would violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

If you are an employee who, in connection with your regular functions and duties, makes (or participates in making) recommendations regarding the purchase or sale of securities by any Advisory Client, or provides information or advice to a Portfolio Manager or helps execute a Portfolio Manager's recommendations, you will be deemed a "Portfolio Employee". Generally, Portfolio Employees include, but is not limited to, Portfolio Managers, Research Analysts, Traders and certain personnel in operations.

You will be deemed an "Access Person" if you are an employee of an ADAM Advisor who may have access to or obtains information regarding the day-to day investment activities of an Advisory Client.

2. Conduct all of your personal securities transactions in full compliance with this Code and the ADAM Insider Trading Policy. ADAM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. In addition, you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy and Procedures, which is attached to this Code as Appendix I. Questions regarding these policies and procedures should be addressed with your local compliance officer.

3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with ADAM directly or on behalf of an Advisory Client of an ADAM Advisor could call into question the independence of your business judgment. In addition, you may not use personal or account information of any client of ADAM except as permitted by ADAM's Privacy Policy (Appendix VIII to this Code). Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties.



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
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                                                 TABLE OF CONTENTS

                                                                                                               Page
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PERSONAL SECURITIES TRANSACTIONS..................................................................................2
         GENERAL PROVISIONS.......................................................................................2
         COVERED SECURITIES.......................................................................................2
         BENEFICIAL OWNERSHIP.....................................................................................2
         EXEMPT SECURITIES........................................................................................3
         EXEMPT TRANSACTIONS......................................................................................4
         PRECLEARANCE REQUIREMENTS................................................................................5
         INITIAL PUBLIC OFFERINGS.................................................................................6
         PRIVATE PLACEMENTS.......................................................................................6
         SHORT-TERNS TRADING PROFITS..............................................................................7
         PUTS, CALLS, SHORT SALES.................................................................................7
         USE OF BROKER-DEALERS AND BROKERAGE ACCOUNTS.............................................................7
REPORTING AND CERTIFICATION.......................................................................................8
         INITIAL AND ANNUAL REPORTS...............................................................................8
         REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS.........................................................8
         CERTIFICATE OF COMPLIANCE WITH THE CODE..................................................................9
FIDUCIARY DUTIES..................................................................................................9
         GIFTS....................................................................................................9
         SERVICE AS A DIRECTOR....................................................................................9
         PRIVACY POLICY...........................................................................................9
         REMEDIAL ACTIONS........................................................................................10
REPORTS TO MANAGEMENT AND TRUSTEES...............................................................................10
         REPORTS OF SIGNIFICANT REMEDIAL ACTION..................................................................10
         ANNUAL REPORTS..........................................................................................10

THE FOLLOWING APPENDICES ARE ATTACHED TO THE CODE:

I.       Insider Trading Policy and Procedures...................................................................13

II.      Form for Acknowledgement of Receipt of this Code........................................................20

III.     Form for Initial and Annual Report of Personal Securities Holdings......................................21

IV.      Form for Reporting Brokerage Accounts and Non-Broker Transactions.......................................23

V.       Form for Annual Certification of Compliance with this Code..............................................25

VI.      Form for Preclearance of Personal Securities Transactions...............................................26

VII.     Form for Private Placements.............................................................................27

VIII.    Private Policy..........................................................................................28

                                   Questions

Questions  regarding  this Code  should be  addressed  to your  local
Compliance Officer. As of the effective date of this Code, the Compliance Officers are: Anne-Marie Pitale (Allianz Dresdner Asset Management of America, PIMCO Equity Advisors, Oppenheimer Capital, OCC Distributors, Allianz Hedge Fund Partners, PIMCO Allianz Advisors, Allianz Private Client Services, PIMCO CD Distributors, PIMCO Funds Advisors and OpCap Advisors), Virginia Camp (ADAM
(West)), Dave Breed and Mary Ellen Melendez (Cadence), and Betty Holcomb and John Johnson (NFJ). The Compliance Committee members are Frank Poli, Anne-Marie Pitale, Virginia Camp and Stewart Smith.


                              PERSONAL SECURITIES TRANSACTIONS

I.       GENERAL PROVISIONS

You may not engage in, or permit any other person or entity to engage in, any purchase or sale of any security of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is in an exempt security, (ii) the transaction is an Exempt Transaction or (iii) you have complied with the procedures set forth in the Code.

         Covered Securities

The following list identifies the "Securities" that are deemed subject to the requirements of the Code:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security. It also includes security futures1 and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940).

Transactions in the following securities are exempt from the procedures set forth in the Code:

Commodities, futures and options traded on a commodity exchange, including currency futures.

         Beneficial Ownership

For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a)(2).

Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity to directly benefit or or share in any profit derived from a transaction in the Securities.

The  following  are  examples  of  a  person  having  Beneficial   Ownership  of
Securities:

1. Securities held in the name of the officer or employee of any ADAM Advisor.

2. Securities held by members of your immediate family sharing the same household.

Immediate family includes any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

3. Your interest as a general partner in Securities held by a general or limited partnership.

4. Your interest as a manager-member in the Securities held by a limited liability company.

5. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

6. Your ownership of a vested beneficial interest in a trust.

7. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The final determination of Beneficial Ownership is a question to be determined in light of facts for each particular case. If in doubt, employees should consult with their local compliance officer.

         Exempt Securities

The following are Securities that are exempt from the requirements under the Code ("Exempt Securities")

1. Direct  obligations of the Government of the United States,  including  fixed
income   securities  issued  by  agencies  or   instrumentalities   of,  or  are
unconditionally guaranteed by the Government of the U.S.

2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments2.

3.       Shares of registered open-end investment companies.

4. Share of registered closed-end funds with the exception of Funds that are managed by ADAM. Closed-end Funds currently managed by ADAM are 1) Municipal Advantage Fund, 2) PIMCO Commercial Mortgage Trust, 3) PIMCO Municipal Income Fund, 4) PIMCO California Municipal Income Fund, and 5) PIMCO New York Municipal Income Fund.

5. Exchange traded futures and options on broadly-based indices.

                  Exempt Transactions

The  following are  transactions  that are exempt from the  requirements  of the
Code:

1. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities issued by U.S. corporations.

2. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments3.

3. Purchases of Securities under dividend reinvestment plans.

4. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

5. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

6. *Purchases or sales of up to 2,000 shares per day per issuer, of large-cap issuers4.

7. *Purchases or sales of up to the lesser of 1000 shares or $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

     *Employees that are permitted to effect transactions under exemption 6 & 7 are hereby referred to as "Non-Access Persons". Exemptions 6 and 7 do not apply to employees of PIMCO Equity Advisors and Allianz Private Client Services as well as to employees that have been identified as Access Persons or Portfolio Employees of other ADAM Advisors. Such Employees must preclear all transactions unless otherwise exempt under the Code.

8. For employees of NFJ, shares of any issuer not owned in NFJ's Advisory Client's accounts and not contemplated for purchase for any Advisory Clients, based upon the determination by NFJ that because of the investment objectives and policies of the Advisory Clients, such securities are not eligible for purchase by NFJ for the Advisory Clients.

9. Dispositions of Securities of a private issuer, subject to the restrictions on participation in private placements set forth in the Code under Private Placements.

10. Short sales, puts, calls, straddles, or options of any Security otherwise permitted pursuant to the provisions in the Code. If you are a Portfolio Employee of any ADAM Advisor or an Oppenheimer Capital employee, you are not permitted to effect such transactions. Please refer to the section "Puts, Call, Short Sales".

11. Other specific transactions as may be exempted by a Compliance Officer or the Compliance Committee based upon a determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our advisory clients. On a case-by-case basis, a Compliance Officer or the Compliance Committee may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting. All requests to exempt a transaction must be in writing and forwarded to your local compliance officer for approval prior to your executing the transaction.

                                     CAUTION

Qualified foreign governments, large-cap issuers and broadly based indices may change from time to time. Accordingly, you may purchase Securities deemed to be an Exempt Transaction only to find that when you wish to sell them, you may not do so without prior approval from your local Compliance Officer.

         Preclearance Requirements

1. All officers and employees of an ADAM Advisor, with the exception of Non-Access Persons, must preclear all personal securities transaction by submitting a completed PreClearance Request Form (Appendix VI) to designated preclearance personnel5. Exempt Securities and Exempt Transactions, as defined in the Code, are not subject to preclearance requirements.

2. Securities may not be purchased or sold by an employee if, at the time of preclearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent Security6.

3. The Securities may not be purchased or sold if, at the time of preclearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day or in the next seven days.

4. If you are a Portfolio Employee (or a person that has been identified as having access to the same information, i.e. Portfolio Manager, Research Analyst, Trader, Operations), you may not purchase or sell Securities during the period beginning seven days before and ending seven days after the day on which an Advisory Client trades in the same Security or an equivalent Security.

     NOTE; If you are a Portfolio Employee (or a person that has been identified as having access to the same information), and you preclear a Securities transaction prior to the commencement of an Advisory Client trading in the same Security or an equivalent Security, it may not be deemed a violation of this Code unless you knew or should have known that the Advisory Client would be trading in that Security or an equivalent Security within seven days after your trade.

5. If you are an officer or employee of Oppenheimer Capital, preclearance may be granted if, in comparing the net value of OpCap's trading in the Security to the total market volume of trading in the Security: (i) the net volume of OpCap's trading in the Security amounts to less than 1% of the total market volume of trading in the Security for the past five days; (ii) the net volume of OpCap's trading in the Security amounts to less than 1% of the total volume of trading in the Security for the previous day; and (iii) OpCap has not transacted in the Security on the day of preclearance and has no pending orders in the Security at the time of preclearance.

                  Initial Public Offerings

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in an initial public offering (as defined in Rule 17j-1).

         Private Placements

If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities in a private placement7, unless you have received prior written approval from the local CIO and your local compliance officer. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this Code (Appendix VII).

If you are a Portfolio Employee and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer. Due to the nature of their business, employees of the Allianz Hedge Fund Partners are subject to separate procedures that are consistent with ADAM's fiduciary obligations and policy set forth above.

         Short-Terns Trading Profits

If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than the purchase price of the same Securities or equivalent Securities, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

         Puts, Calls, Short Sales

If you are a Portfolio Employee of any ADAM Advisor or an employee of Oppenheimer Capital, you are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities or transactions involving a program approved by the local CIO and compliance officer.

         Use of Broker-Dealers and Brokerage Accounts

To assist in the implementation of the Code and to aid in meeting regulatory requirements, all employees of ADAM Advisors that are located in the New York and certain employees in the Stamford offices, must, with limited exceptions, maintain all brokerage and trading accounts in which they have an interest, with a designated broker, currently Charles Schwab & Co.

A new employee is required to transfer his/her account to the designated broker within a reasonable period of time from their initial commencement of employment with an ADAM Advisor. Employees are responsible for all costs associated with transferring accounts. When you begin your employment at an ADAM Advisor, and annually thereafter on request, you must complete and submit the "Initial and Annual Report of Personal Security Holdings" within 10 days following the commencement of employment with an ADAM Advisor (Appendix III). If you are a new employee and still maintain non-approved brokerage account(s) without appropriate approval, you must disclose this to Compliance immediately.

All employees that, upon approval from Compliance, hold brokerage account(s) other than with a designated broker, are responsible for instructing each broker-dealer that holds an account, to send duplicate copies of all transaction confirmations and statements directly to your local compliance department. This requirement does not apply to accounts that 1) are fully managed by a third party, 2) exclusively hold Exempt Securities, and 3) are held at a mutual fund company.

Most brokers require that an ADAM Advisor provide a "Rule 407" letter which acknowledges that your account is held by such broker and requests that the broker provide the relevant compliance department duplicate statements and confirms. Your local compliance officer will execute this letter for any account that has been approved by Compliance.

Employees are permitted to maintain fully discretionary, managed account(s) at any brokerage house/investment advisor. These accounts are not subject to the Code but require approval by Compliance.

                            REPORTING AND CERTIFICATION


         Initial and Annual Reports

When you begin your employment at an ADAM Advisor, and annually thereafter on request, you must complete and submit the "Initial and Annual Report of Personal Security Holdings" within 10 days following the commencement of employment as well as 10 days following the annual request (Appendix III).

         Reporting of Transactions and Brokerage Accounts

You are required to report all brokerage accounts and all Securities Transactions that are not transactions in Exempt Securities. To satisfy these requirements; (i) you must ensure that each registered broker-dealer, who maintains a non-designated Schwab account for Securities that you have Beneficial Ownership, to provide your local compliance officer with duplicate copies of confirmations and statements within 10 days of the end of each calendar quarter.

The confirmations and statements required above must, in the aggregate, provide enough detail that would show the name of the broker, account number, date of transaction, whether it was a buy/sell, security name, amount of transaction, and the price. If the broker cannot provide duplicate confirmations and statements,, you must then complete and submit a "Brokerage Account and Non-Broker Transaction Report" within 10 days of the end of each calendar quarter (Appendix IV).

         Certificate of Compliance with the Code

As a newly hired employee of an ADAM Advisor, you must certify that you have read, understand and will comply with the Code. A form for this purpose is attached to this Code as Appendix II.

As a continuing employee of an ADAM Advisor, you must annually certify that you have read, understand, have complied with and will continue to comply with the Code. A form for this purpose is attached to the Code as Appendix V.

                                 FIDUCIARY DUTIES


         Gifts

You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with an ADAM Advisor directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed the equivalent of $100. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present. You must obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and business events that require overnight accommodations. You must provide a copy of such written approval to your local compliance officer.

         Service as a Director

If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the Chief Legal Officer of ADAM. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of the Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

         Privacy Policy

You must abide by the ADAM's Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix VIII. The Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a compliance officer or director of ADAM. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

         Remedial Actions

The ADAM reserves the right to cancel any trade (without prior notice and at the employee's expense) or to instruct the employee to cancel a trade at his/her expense. Doubtful situations will be resolved by restricting the employee's trading privileges or ADAM may suspend or revoke the employee's trading privileges at any time. Employee trading violations can result in penalties ranging from cancellation of an offending trade to termination of his/her employment. Any loss from an impermissible trade will be charged to the employee and any profits will be forfeited. Violations may also lead to civil or criminal proceedings and penalties.

                          REPORTS TO MANAGEMENT AND TRUSTEES


         Reports of Significant Remedial Action

The Chief Legal Officer of ADAM or his delegate will, on a timely basis inform the management of ADAM and trustees of each Fund which is an Advisory Client an ADAM Advisor, of each significant remedial action taken in response to a violation of this Code. A significant remedial action means any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

         Annual Reports

The Chief Legal Officer of ADAM or his delegate will report annually to the management of ADAM and the trustees of each Fund which is an Advisory Client of an ADAM Advisor, regarding efforts to ensure compliance by the directors, officers and employees of ADAM and its affiliates that are subject to this Code.

The annual report will, at a minimum:

1. Describe any issues arising under the Code of Ethics or procedures since the last report to the trustees, as the case may be, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and;

2. Certify that ADAM, and its affiliates, have adopted procedures reasonably necessary to prevent all employees from violating the Code.

                                                               Appendix I

           ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

               INSIDER TRADING POLICY AND PROCEDURES



SECTION I.        POLICY STATEMENT ON INSIDER TRADING

A.       Policy Statement on Insider Trading

Allianz Dresdner Asset Management of America L.P. ("ADAM") and its division or its subsidiaries, including Cadence Capital Management, NFJ Investment Group, PIMCO Equity Advisors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, OCC Distributors LLC, Allianz Hedge Fund Partners L.P., PIMCO Allianz Advisors LLC, Allianz Private Client Services LLC, PIMCO CD Distributors LLC, and PIMCO Funds Advisors LLC, collectively, the Company, ADAM or ADAM Advisors) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an ADAM Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or to communications of material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

(1) trading by an insider, while aware of material, non-public information; or

(2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

(3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to-every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.       TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

         the Covered Person's spouse;
         the Covered Person's minor children;
         any other relatives living in the Covered Person's household;
         a trust in which the Covered Person has a beneficial interest, unless such person has no direct
         or indirect control over the trust;
         a trust as to which the Covered Person is a trustee;
         a revocable trust as to which the Covered Person is a settlor;
         a corporation of which the Covered Person is an officer, director or
             10% or greater stockholder;
         or a partnership of which the Covered Person is a partner
            (including most investment clubs)
         unless the Covered Person has no direct or indirect control over the partnership.

2.       WHAT IS MATERIAL INFORMATION?

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

         dividend or earnings expectations;
         write-downs or write-offs of assets;
         additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition, divestiture, or leveraged buy-out;
         new products or services;
         exploratory, discovery or research developments;
         criminal indictments, civil litigation or government investigations; disputes with major suppliers or customers or significant changes in the relationships with such parties;
         labor disputes including strikes or lockouts;
         substantial changes in accounting methods;
         major litigation developments;
         major personnel changes;
         debt service or liquidity problems;
         bankruptcy or insolvency;
         extraordinary management developments;
         public offerings or private sales of debt or equity securities; calls, redemptions or purchases of a company's own stock;
         issuer tender offers; or
         recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.       WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. It is possible that one or more directors, officers, or employees of ADAM may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at ADAM may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an ADAM Advisor, discloses material, non-public information to ADAM Advisor's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", ADAM has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an ADAM Advisor has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an ADAM Advisor ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Analysts and portfolio managers at an ADAM Advisor must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.       IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of ADAM;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an ADAM Advisor; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the Compliance  Officer or Chief Legal Officer has reviewed the issue, you
will  be  instructed   to  continue  the   prohibitions   against   trading  and
communication or will be allowed to trade and communicate the information.

5.       PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II.       PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.       Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an ADAM Advisor in avoiding insider trading, and to aid an ADAM Advisor in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an ADAM Advisor must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage, of, or pass on to others, such material non-public information.

3. No employee, officer or director of ADAM shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by ADAM.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in ADAM's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of ADAM should not discuss any potentially material non-public information concerning ADAM or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B.       CHINESE WALL PROCEDURES

The Insider Trading and Securities Fraud Enforcement Act in the US requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information8. Accordingly, you should not discuss material non-public information about ADAM or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.       RESOLVING ISSUES CONCERNING INSIDER TRADING

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

                                                               Appendix II

             ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                      ACKNOWLEDGMENT CERTIFICATION

                             CODE OF ETHICS
                                   and
                  INSIDER TRADING POLICY AND PROCEDURES


I hereby certify that I have read and understand the attached Allianz Dresdner Asset Management of America's Code of Ethics and Insider Trading Policy and Procedures. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred9. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Date:                                                         Signature




                                                              Print Name

                                                              Appendix III

              ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                      INITIAL AND ANNUAL REPORT OF
                      PERSONAL SECURITIES HOLDINGS

In accordance with the Allianz Dresdner Asset Management of America's Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)      Name of employee:                            --------------------------

(2)      If different than #1, name of the person
         in whose name the account is held:           --------------------------

(3)      Relationship of (2) to (1):                  --------------------------

(4)      Broker(s) at which Account is Maintained:    --------------------------

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------
(5)      Account Number(s):
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------
(6)      Telephone number(s) of Broker:
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:



           Name of Security*                   Quantity                 Value            Custodian

1.
           -------------------------------     -------------------      ------------     ---------------------------

2.
           -------------------------------     -------------------      ------------     ---------------------------

3.
           -------------------------------     -------------------      ------------     ---------------------------

4.
           -------------------------------     -------------------      ------------     ---------------------------

5.
           -------------------------------     -------------------      ------------     ---------------------------

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.


                                                               Signature




                                                               Print Name

Dated:

Appendix IV

              ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

           BROKERAGE ACCOUNT AND NON-BROKER TRANSACTION REPORT

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

You must also cause each broker-dealer who maintains an account for Securities of which you have beneficial ownership, to provide to a Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

I have requested that you receive duplicate confirms on my behalf from the following brokers:



         Name                   Broker               Account Number               Date Account Opened

   ------------------------- ---------------------- --------------------------- --------------------------------

   ------------------------- ---------------------- --------------------------- --------------------------------
   ------------------------- ---------------------- --------------------------- --------------------------------

   ------------------------- ---------------------- --------------------------- --------------------------------
   ------------------------- ---------------------- --------------------------- --------------------------------

   ------------------------- ---------------------- --------------------------- --------------------------------

   ------------------------- ---------------------- --------------------------- --------------------------------


The following are securities transactions that have not been reported and/or executed other than through a Broker-Dealer (i.e., direct purchase of a private placement.)

      Date        Buy/Sell         Security Name           Amount                Price         Broker/Issuer
   ------------- ---------------- ----------------------- ------------------- ------------- --------------------

   ------------- ---------------- ----------------------- ------------------- ------------- --------------------
   ------------- ---------------- ----------------------- ------------------- ------------- --------------------

   ------------- ---------------- ----------------------- ------------------- ------------- --------------------

   ------------- ---------------- ----------------------- ------------------- ------------- --------------------

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Allianz Dresdner Asset Management of America's Code of Ethics).


Date                                                 Signature

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of along history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

(A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

(B) Where the security is held for the benefit of members of your immediate family sharing the same household;

(C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

(D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

(E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Notwithstanding the foregoing, none of the following transactions need be reported:

(A)  Transactions  in  securities  which are  direct  obligations  of the United
States;

(B) Transactions effected in any account over which you have no direct or indirect influence or control; or

(C) Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities) including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be sent to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership; trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9. Signature. Sign the form in the space provided.

10.  Filing of Report.  A report  should be filed NO LATER THAN 10 CALENDAR DAYS
after   establishing  a  new  brokerage  account  or  effecting  a  non-reported securities transaction with your local Compliance Officer.

                                                              Appendix V

             ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                  ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Allianz Dresdner Asset Management of America's Code of Ethics and Insider Trading Policy and Procedures, for the year ended December 31, . Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code including the Privacy Policy. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date:                                                         Signature




                                                              Print Name

                                                             Appendix VI

              EMPLOYEE TRADE PRECLEARANCE FORM
        PLEASE USE A SEPARATE FORM FOR EACH SECURITY




------------------------------------------------------------------------------------------------------------------------------------
Name of Employee (please print)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------ -------------------------------- -------------------------------- -----------------------------
Department                           Supervisor                       Telephone                        Date
------------------------------------ -------------------------------- -------------------------------- -----------------------------
------------------------------------ -------------------------------- -------------------------------- -----------------------------
Broker                               Account Number                   Telephone                        Sales Representative
                                                                      (       )
------------------------------------ -------------------------------- -------------------------------- -----------------------------

---------------------------- ------------------------- ------------------------- ------------------------- -------------------------
         |_| Buy                      |_|   Sell            Ticker Symbol        Price:                            Market    |_|
                                                                                 Limit
---------------------------- -------------------------                           ------------------------- -------------------------

                                                       -------------------------

---------------------------- -------------------------------------------------------------------------------------------------------
Quantity                     Issue (Full Security Description)
---------------------------- -------------------------------------------------------------------------------------------------------
                             -------------------------------------------------------------------------------------------------------

---------------------------- -------------------------------------------------------------------------------------------------------

--------------------- ----------------- ---------------- ----------------- ------------------ --------------------------------------
     Portfolio                              Private      Traded Security
      Employee              IPO            Placement     in Prior 60 days     Short Sale              Special Instructions
--------------------- ----------------- ---------------- ----------------- ------------------ --------------------------------------
--------------------- ----------------- ---------------- ----------------- ------------------ --------------------------------------
                      |_| Yes  |_| No   |_| Yes  |_| No  |_| Yes  |_| No   |_| Yes  |_| No
   |_| Yes |_| No
--------------------- ----------------- ---------------- ----------------- ------------------ --------------------------------------

Approvals
------------------------------------------------------------------------------------------------------------------------------------
This area reserved for Trading Department use only
------------------------------------------------------------------------------------------------------------------------------------
                                               ------------------------------------------ ------------------------------------------
Trade Has Been                                 Date Approved                              Approved By

|_| Approved      |_| Not Approved
---------------------------------------------- ------------------------------------------ ------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Legal             /             Compliance             (if             required)
------------------------------------------------------------------------------------------------------------------------------------


Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business resubmitting a new preclearance form is required. It is each employee's responsibility to comply with all provisions of the Code. Obtaining preclearance satisfies the preclearance requirements of the Code and does not imply compliance with the Code's other provisions.

Preclearance procedures apply to all employees and their immediate family (as defined by the Code) including: a) all accounts in the name of the employee or the employee's spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion. Please see the Code for the complete definition of immediate family.

By signing below the employee certifies the following: The employee agrees that the above order is in compliance with the Code of Ethics and is not based on knowledge of an actual client order within the previous seven calendar days in the security that is being purchased or sold, or knowledge that the security is being considered for purchase or sale in one or more specific client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the security or issuer of the security.

--------------------------------------------------------------------------------
Employee Signature                                               Date
--------------------------------------------------------------------------------


PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE DEPARTMENT FOR ALL EXECUTED TRADES

                                                          Appendix VII

                 ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

            PRIVATE PLACEMENT APPROVAL REQUEST FORM
         (MUST ATTACH THE OFFERING MEMO OR SUBSCRIPTION DOCUMENTS)

Date Submitted:

         Employee Name:                                              SSN
          -         -

Entity/Employee Group:

Company Name:

Business Operations Summary:

Does this company have publicly traded securities?:   |_| Yes            |_|No

Who contacted you regarding this investment?:

What is your relationship to the contact person?:

What is the total dollar amount of the private placement?:

What is the value of your proposed investment?:

Do you, or the entity you work for, have a relationship with the Company?
                                                      |_| Yes      |_|No

If yes, please explain:

Is this investment suitable for client accounts?     |_| Yes  |_|No

If no, please explain:

Employee signature:




Approved |_|              Disapproved |_|                                                         Date:
                                                   ------------------------------------------
                                                            Division Head Signature


Approved |_|              Disapproved |_|                                                         Date:
                                                   ------------------------------------------
                                                              Compliance Officer


                                                                  APPENDIX VIII

                                   ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA

                                                  PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients. We are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. We have developed policies designed to protect this confidentiality, while allowing client needs to be served.

In the course of providing you with products and services, we may obtain non-public personal information about you. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

We do not disclose any personal or account information provided by you or gathered by us to nonaffiliated third parties, except as required or permitted by law. As is common in the industry, nonaffiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to your personal and account information, but are permitted to use the information solely to provide the specific service or as otherwise permitted by law. We may also provide your personal and account information to your brokerage or financial advisory firm and/or to your financial adviser or consultant.

We do reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which you have chosen to invest. In addition, we may disclose information about you or your accounts to a non-affiliated third party at your request or if you consent in writing to the disclosure.

We may share client information with our affiliates in connection with servicing your account or to provide you with information about products and services that we believe may be of interest to you. The information we share may include, for example, your participation in our mutual funds or other investment programs, your ownership of certain types of accounts (such as IRAs), or other data about your accounts. Our affiliates, in turn, are not permitted to share your information with non-affiliated entities, except as required or permitted by law.

We take seriously the obligation to safeguard your non-public personal information. We have implemented procedures designed to restrict access to your non-public personal information to our personnel who need to know that information to provide products or services to you. To guard your nonpublic personal information, physical, electronic and procedural safeguards are in place.

*This privacy policy is applicable to the following entities: ADAM of America L.P, Cadence Capital Management, NFJ Investment Group, PIMCO, PIMCO Equity Advisors LLC, Oppenheimer Capital LLC, OCC Distributors LLC, Allianz Hedge Fund Partners LP, PIMCO Allianz Advisors LLC, Allianz Private Client Services LLC, PIMCO, CD Distributors LLC, PIMCO Funds Advisors LLC, OpCap Advisors LLC, PIMCO
Funds: Multi-manager Series; PIMCO Funds: Pacific Investment Management Series; PIMCO Specialty Markets; PIMCO Commercial Mortgage Securities Trust, Inc., and the OCC Cash Reserves; Municipal Advantage Fund, Inc.

-------- 1 A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

2 Defined as any instrument that has a maturity at issuance of less than 366 days and that is rated by one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements.

3 A qualified foreign government is a national government of a developed country with outstanding fixed-income securities in excess of fifty billion dollars.

4 A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar quarter, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares. Information concerning large-cap issuers is available on the Internet. If you are unsure whether a security is a large-cap issue, contact a Compliance Officer.

5 If you are an officer or employee of PIMCO Equity Advisors, Allianz Private Client Services or have been identified as an Access Person or Portfolio Employee of an ADAM Advisor, you are required to submit the PreClearance Request Form to the relevant Trading Desk for approval, prior to your effecting the purchase or sale. The Trading Department must preclear your trade in writing, and the purchase or sale must be executed by the close of business on the day preclearance is given. Preclearance forms must be submitted immediately upon trade execution to the Compliance Department.

6 6An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

7 A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. You will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equity holder and do not have or share investment control over the Securities held by the entity.

8 The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

9 The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.